================================================================================


                       LIMITED LIABILITY COMPANY AGREEMENT




                                       OF




                             ARCUS THERAPEUTICS LLC




                                     BETWEEN




                             TECHNICLONE CORPORATION




                                       AND




                                  OXiGENE, INC.








                               Dated May 11, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----



                                    ARTICLE 1

                           DEFINITIONS; INTERPRETATION

1.1      DEFINITIONS...........................................................2
1.2      INTERPRETATION.......................................................10


                                    ARTICLE 2

                               GENERAL PROVISIONS

2.1      NAME.................................................................10
2.2      PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT.............10
2.3      CERTIFICATE OF FORMATION.............................................10
2.4      TERM.................................................................10
2.5      TITLE TO COMPANY PROPERTY............................................11
2.6      CONFIDENTIALITY......................................................11
2.7      PRESS RELEASES.......................................................12


                                    ARTICLE 3

                                     CAPITAL

3.1      CAPITAL CONTRIBUTIONS................................................13
3.2      PAYMENTS TO Techniclone..............................................15
3.3      NO WITHDRAWAL OF CAPITAL; NO INTEREST ON CAPITAL.....................15


                                    ARTICLE 4

                         ALLOCATIONS AND TAX PROVISIONS

4.1      MAINTENANCE OF CAPITAL ACCOUNTS......................................15
4.2      ALLOCATIONS OF PROFITS...............................................16
4.3      ALLOCATION OF LOSSES AND DEDUCTIONS..................................17
4.4      SPECIAL ALLOCATIONS..................................................17
4.5      OTHER ALLOCATIONS RULES..............................................19
4.6      TAX MATTERS MEMBER...................................................19

                                    ARTICLE 5

                                  DISTRIBUTIONS

5.1      DISTRIBUTIONS; GENERAL...............................................20
5.2      ADDITIONAL LIMITATIONS ON DISTRIBUTIONS..............................20
5.3      DISTRIBUTIONS TO MEMBERS.............................................20


                                    ARTICLE 6

                            MANAGEMENT AND OPERATION

6.1      MANAGEMENT OF THE COMPANY............................................21
6.2      MANAGEMENT...........................................................22
6.3      PERFORMANCE OF DUTIES................................................22
6.4      DEVOTION OF TIME.....................................................23
6.5      MEETINGS OF THE BOARD................................................23
6.6      QUORUM AND VOTING AT MEETINGS OF MANAGERS............................24
6.7      OFFICERS; COMMITTEES.................................................25
6.8      INTERNAL CONTROLS....................................................25
6.9      FINANCIAL AND BUSINESS INFORMATION AND TAX RETURNS...................25
6.10     BANK ACCOUNTS........................................................26
6.11     INDEPENDENT ENTERPRISE...............................................26
6.12     COMPENSATION.........................................................26
6.13     FIDUCIARY DUTY.......................................................26
6.14     OTHER ACTIVITIES.....................................................26
6.15     NONCOMPETITION.......................................................26
6.16     CONFLICTS OF INTEREST................................................27
6.17     PATENTS..............................................................27
6.18     TRADEMARKS...........................................................27


                                    ARTICLE 7

                  RIGHTS, OBLIGATIONS AND POWERS OF THE MEMBERS

7.1      COMPENSATION OF MEMBERS..............................................28
7.2      SERVICES.............................................................28
7.3      ADMISSION OF ADDITIONAL MEMBERS......................................29


                                    ARTICLE 8

                   LIMITATION UPON LIABILITY; INDEMNIFICATION

8.1      LIMITATION UPON LIABILITY............................................29
8.2      COMPANY'S DEBTS......................................................30
8.3      MEMBER'S DEBTS.......................................................30
8.4      FAILURE TO OBSERVE FORMALITIES.......................................30
8.5      INDEMNIFICATION......................................................30

                                    ARTICLE 9

                REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

9.1      REPRESENTATIONS AND WARRANTIES.......................................31
9.2      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF Techniclone.............32
9.3      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF OXiGENE.................33
9.4      WARRANTY OF STATEMENTS...............................................33
9.5      COVENANTS............................................................33
9.6      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS........34


                                   ARTICLE 10

                         CONDITIONS PRECEDENT TO CLOSING

10.1     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS...............34
10.2     DELIVERY TO OXiGENE..................................................35
10.3     DELIVERY TO Techniclone..............................................36
10.4     CLOSING..............................................................36


                                   ARTICLE 11

                                 INDEMNIFICATION

11.1     INDEMNIFICATION......................................................36
11.2     MECHANISM FOR INDEMNIFICATION........................................36


                                   ARTICLE 12

                               DISPUTE RESOLUTION

12.1     DISPUTE..............................................................37
12.2     MEDIATION............................................................37
12.3     ARBITRATION..........................................................37


                                   ARTICLE 13

                        TRANSFERS OF MEMBERSHIP INTERESTS

13.1     OVERALL RESTRICTIONS.................................................39
13.2     ADDITIONAL RESTRICTIONS..............................................39
13.3     PURCHASE PRICE AND PAYMENT DATE......................................39
13.4     CHANGE OF CONTROL....................................................40
13.5     ADMISSION OF SUBSTITUTED MEMBERS.....................................40
13.6     SPECIFIC PERFORMANCE.................................................41

                                   ARTICLE 14

                        SALE, DISSOLUTION AND LIQUIDATION

14.1     EVENTS OF DISSOLUTION................................................41
14.2     FINAL ACCOUNTING AND TAX RETURNS.....................................41
14.3     LIQUIDATION..........................................................42
14.4     DISTRIBUTIONS IN LIQUIDATION.........................................42
14.5     DEFICIT CAPITAL ACCOUNTS.............................................43
14.6     TERMINATION OF COMPANY AND AGREEMENT.................................44


                                   ARTICLE 15

                             ACCOUNTING AND REPORTS

15.1     BOOKS AND RECORDS....................................................44
15.2     ACCOUNTING METHOD....................................................45
15.3     FISCAL YEAR..........................................................45
15.4     REPORTS; TAX RETURNS.................................................45
15.5     REQUIRED GOVERNMENTAL FILINGS........................................46


                                   ARTICLE 16

                               GENERAL PROVISIONS

16.1     NOTICES..............................................................46
16.2     WAIVER...............................................................47
16.3     SEVERABILITY.........................................................47
16.4     WAIVER OF PARTITION..................................................47
16.5     FURTHER ASSURANCES...................................................47
16.6     GOVERNING LAW........................................................47
16.7     COUNTERPARTS.........................................................48
16.8     LIMITATION ON RIGHTS OF OTHERS.......................................48
16.9     SUCCESSORS AND ASSIGNS...............................................48
16.10    ENTIRE AGREEMENT; AMENDMENT..........................................48
16.11    EXPENSES.............................................................48
16.12    CONSTRUCTION.........................................................48
16.13    DISCLAIMER OF AGENCY.................................................48
16.14    RIGHTS AND REMEDIES..................................................49
16.15    ATTORNEYS' FEES......................................................49

                                    EXHIBITS


Exhibit A      University of Texas patent license agreements

Exhibit B      OXiGENE License Agreement

Exhibit C      Core Joint Development Plan

Exhibit D      Sponsored Research Agreement

Exhibit E      VTA Assignment Agreement

Exhibit F      Techniclone Pending Matters

Exhibit G      Agreement among Techniclone, University of Texas and Dr. Philip
               Thorpe

Exhibit H      Form of Joint Press Release

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             ARCUS THERAPEUTICS LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of ARCUS THERAPEUTICS LLC (the "Company") is made as of this 11th day of May, 2000 by and between TECHNICLONE CORPORATION, a Delaware corporation ("Techniclone"), and OXiGENE, INC., a Delaware corporation ("OXiGENE").

                                    RECITALS

         A. Techniclone has conducted research and has developed and possesses certain existing proprietary patent rights, technical information, technology and know-how relating to vascular targeting agent ("VTA") technology.

         B. OXiGENE and Techniclone believe that the aforementioned VTA patent rights, technical information, technology and know-how will have important application to the development of products.

         C. OXiGENE and Techniclone have formed the Company jointly for the principal purpose of developing VTA technology and, eventually, creating products based on it.

         D. OXiGENE and Techniclone believe that a joint business effort between them dedicated to such purposes would be of mutual benefit to the accomplishment thereof and that the compatibility between Techniclone and OXiGENE is such that substantial economic returns may be gained by each through cooperative effort.

         E. Techniclone will assign to the Company the Techniclone Contributed Technology pursuant to the Techniclone Assignment Agreement, for use consistent with the Plan in consideration for a Membership Interest in the Company, as more fully set forth herein.

         F. OXiGENE will (i) contribute cash, in the amount and on the terms of
Section 3.1.2 below, and certain resources, in accordance with the Plan, and
(ii) license the OXiGENE Contributed Technology to the Company pursuant to the OXiGENE License Agreement, for use consistent with the Plan, all in consideration for a Membership Interest in the Company, as more fully set forth herein.

         G. The purpose of the Company is to engage in the business of developing, licensing, promoting and otherwise commercially exploiting the VTA Technology with a view toward creating, manufacturing, producing, licensing, selling, marketing and using the VTA Products for commercial purposes both within the scope of the Plan and through licensing, strategic alliances and other third party collaborations agreed to by the Members in accordance with Sections 6.2 through 6.6 of this Agreement outside of the scope of the Plan.

         H. The parties believe that it is in their best interest to set forth their mutual understanding with respect to, among other things, management and operation of the Company and the ownership and Transfer of the Membership Interests.

         NOW, THEREFORE, in consideration of the mutual covenants of the parties, each to the other, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                           DEFINITIONS; INTERPRETATION
1.1 DEFINITIONS

         Capitalized terms used herein shall have the following meanings:

         "ACCOUNTING SERVICES PROVIDER" has the meaning ascribed to that term in
Section 15.1.

         "ACT" means the Delaware Limited Liability Company Act, as provided in Title 6, Chapter 18 of the Delaware Code, ss. 101 et seq., as amended from time to time.

         "ADDITIONAL LICENSING/MILESTONE FEE" means the fee of $2,000,000 in cash due from OXiGENE to Techniclone in accordance with Section 3.2(b).

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) Debit to such Capital Account the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5) and
1.704-l(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section
1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The direct or indirect ownership of 50% or, if smaller, the maximum allowed by applicable law, of the voting securities of a business entity or of an interest in the assets, profits or earnings of an Entity shall be deemed to constitute "control" of the Entity.

         "AGREEMENT" means this Limited Liability Company Agreement, including all exhibits attached hereto, as originally executed and as amended from time to time.

         "APPROVED BUDGET" has the meaning ascribed to such term in Section
3.1.4

          "BOARD" means the board of Managers established in accordance with
Section 6.1.

         "CAPITAL ACCOUNT" means the capital account to be determined and maintained for each Member pursuant to Section 4.1 throughout the existence of the Company, which shall be interpreted and applied in a manner consistent with Regulations Section 1.704-1(b).

         "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interest held by such Member reduced by the amount of any liabilities of such Member assumed by the Company in connection with such Capital Contribution or that is secured by any property contributed by such Member as a part of such Capital Contribution.

         "CHAIR" means the chairperson of the Board as appointed in Section 6.2.

         "CLOSING DATE" means the date of execution of this Agreement or such other date as shall be mutually agreed upon by OXiGENE and Techniclone.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY" means the limited liability company formed pursuant to the Certificate of Formation and this Agreement.

         "COMPANY DISCOVERIES" means all inventions, patents, discoveries and intellectual property of any type discovered or developed by the Company. Company Discoveries shall not include any inventions, patents, discoveries and intellectual property of any type discovered or developed by one of the Members after the liquidation of the Company. Use of Company Discoveries in the development of any inventions, patents, discoveries and intellectual property of any type after the liquidation of the Company by a former Member (the "developing Member") must be licensed from the other Member if the developing Member does not have ownership, development and sublicense rights in the Company Discoveries pursuant to Section 14.4(c).

         "COMPANY MINIMUM GAIN" has the meaning of "partnership minimum gain" set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

         "CONFIDENTIAL INFORMATION" has the meaning ascribed to such term in
Section 2.6(a).

         "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes as of the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

         "DISCLOSER" means the Member, and each of its Affiliates, whose Confidential Information is disclosed or made available to the other Member, and each of its Affiliates (the "Recipient").

         "EARLY TERMINATION EVENT" means the determination of the Board to abandon the Plan, including without limitation, the licensing or sale of substantially all of the Technology to third parties, without incurring the risk and expense of development by the Company.

         "EARLY TERMINATION PREFERENCE" means

                  (A) in the event of a decision by the Board to cause an Early Termination Event, the preference equal to 75 percent of all Net Cash From Operations (with the remaining 25% of such net revenues (the "Early Termination Remainder"), for as long as the Early Termination Preference is applicable, to be distributed to OXiGENE in accordance with Section 5.3(d)) derived from any licensing or sale arrangements made in connection with an Early Termination Event, until Techniclone has received total Net Cash From Operations and distributions pursuant to this Early Termination Preference equal to the result obtained by multiplying (i) two by (ii) the difference between (x) $20,000,000 and (y) OXiGENE's cumulative Capital Contributions made pursuant to Section 3.1.2, which preference will be due and payable to Techniclone in accordance with Section 5.3(d); and

                  (B) in the event of an Early Termination Event authorized by a tie-breaking vote of the Board pursuant to Section 6.2.3, all Net Cash From Operations derived from the Technology and Company Discoveries shall be distributed to Techniclone in proportion to the Applicable Percentage and to OXiGENE in proportion to the difference between 100% and the Applicable Percentage for as long as any Net Cash From Operations are derived from the Technology or the Company Discoveries. The Applicable Percentage shall mean 100% MINUS (50% TIMES the percentage derived by dividing OXiGENE's cumulative Capital Contributions under Section 3.1.2 BY $20,000,000).

          "EARLY TERMINATION REMAINDER" has the meaning ascribed to such term under the definition of Early Termination Preference.

         "EMPLOYEES OF THE COMPANY" means those persons whose names appear as of any given time or date on a list to be maintained by the Company, with special designation thereon with respect to persons engaged in full or part time operations pursuant to the Plan; provided that the term "Employees of the Company" may include persons employed solely by the Company as well as persons who are or have been employed by OXiGENE or Techniclone.

         "ENTITY" means any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, estate, business trust, cooperative or association or any other organization that is not a natural Person.

         "FIELD" means the field described by the University of Texas patent license agreements and other license agreements identified in Exhibit A and defined in the University of Texas agreements as "Licensed Field". The definition of Field excludes those rights licensed to or in the process of being licensed to Supergen Pharmaceuticals for the use of Vascular Endothelial Growth Factor (VEGF) as a targeting agent under the VTA license agreements and those rights licensed to Scotia Holdings for the use of Photodynamic Therapy (PDT) applications under the VTA license agreements.

         "FISCAL YEAR" means the accounting year of the Company determined under
Section 15.3.

         "GAAP" has the meaning ascribed to such term in Section 6.8.

         "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board, provided that the initial Gross Asset Value of the assets contributed to the Company pursuant to Section
3.1 shall be as set forth in such Section;

                  (b) The Gross Asset Values of Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (i) the acquisition of an additional Interest by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Company to a Member of more than a DE MINIMIS amount of Property as consideration for an Interest; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g) provided, however, that the adjustments pursuant to clauses
(i) and (ii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Board; and

                  (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m) and Section 4.1 hereof; provided, however, that the Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Board determines that an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

                  (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Gross Asset Value shall thereafter be used for purposes of calculating Depreciation with respect to such asset for purposes of determining Profits and Losses.

         "INITIAL LICENSING FEE" means the fee of $3,000,000 in cash due from OXiGENE to Techniclone in accordance with Section 3.2(a).

         "IND" means the Investigational New Drug Application required by the U.S. Food and Drug Administration ("FDA") in order to begin clinical trials in the United States.

         "IRS" means the Internal Revenue Service of the U.S. Department of the Treasury.

         "MANAGER" means a person appointed to the Board pursuant to Article 6.

         "MEMBER" means each of the parties to this Agreement or its respective successors and permitted assigns (and, collectively, the "MEMBERS").

         "MEMBER NONRECOURSE DEBT" has the meaning of "partner nonrecourse debt" set forth in Regulations Section 1.704-2(b)(4).

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability determined in accordance with Regulations Section 1.704-2(i)(3).

         "MEMBERSHIP INTEREST" or "INTEREST" means the interest in the Company representing each Member's percentage ownership in, and share of Profits and Losses of, and the right to receive distributions under Sections 5.1 and 14.4 from, the Company. The Membership Interest of each Member is fifty percent (50%), unless adjusted pursuant to Section 3.1.

         "NET CASH FROM OPERATIONS" means (a) prior to the contribution in full of OXiGENE's Capital Contribution under Section 3.1.2, all revenues from the operation of the Company's business from whatever source derived (other than cash referred to in Sections 5.3(a) and (b) below), as reduced by cash expenses incurred for such operation, and (b) after the contribution in full of OXiGENE's Capital Contribution under Section 3.1.2, all revenues from the operation of the Company's business from whatever source derived (other than cash referred to in Sections 5.3(a) and (b) below), as reduced by expenses incurred or accrued for such operation, including reasonable reserves for amounts that the Board determines necessary to sustain operations of the Company's business in accordance with the Plan.

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(b)(1).

         "NONRECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.704-2(b)(3).

         "OPERATING COMMITTEE" has the meaning ascribed to such term in Section 3.1.4.

         "OXIGENE CONTRIBUTED TECHNOLOGY" means all of the proprietary rights, technical information, technology and know-how, including inventions, patents, copyrights, trade secrets, methods, processes, technologies, software, clinical data, technical data and the like, certification marks, confidential business information, and all licenses and sublicenses, applications, registrations and renewals regarding any of the foregoing, including any continuing developments or improvements of such information, technology and know-how, owned or controlled (with the power to license the requisite interest therein without the necessity of obtaining the prior consent thereto of any other person) by OXiGENE as of the Closing Date or developed by, for or on behalf of OXiGENE thereafter, that are included within the next generation of OXiGENE's tubulin binding agents, other than compounds derived from the bush willow Combretum caffrum and analogs thereof, that are used or useful, in combination with either (i) the Techniclone Contributed Technology or (ii) the development of VTA Technology that includes or is based on Techniclone Contributed Technology and possibly the creation of VTA Products solely pursuant to the Plan; OXiGENE Contributed Technology will be licensed to the Company as of the Closing Date pursuant to the OXiGENE License Agreement, as identified on Exhibit B.

          "OXIGENE LICENSE AGREEMENT" means the OXiGENE License Agreement to be entered into between the Company and OXiGENE as of the Closing Date in connection with the OXiGENE Contributed Technology that is attached hereto as Exhibit B.

         "PENDING MATTERS" means the licensing arrangements in place or in negotiation as more specifically set forth on Exhibit F between Techniclone and Alza Corp., Antisoma PLC, Bristol Meyers Squibb Corp., BZL Corporation, Cytogen Corp., Genentech Inc., Hoffman La Roche, Inc., ILEX Oncology, Inc., Scotia, Smith Kline Beecham/Glaxo and Supergen, Inc. relating to VTA Technology.

          "PERSON" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

         "PLAN" means the Core Joint Development Plan entered into between OXIGENE and Techniclone in the form of Exhibit C. Both parties acknowledge that this Plan is subject to change or amendment by the Members as the Members perceive the need to expand, contract, modify or amend the methods, costs or means for developing and exploiting the Technology.

         "PROFITS" and "LOSSES" mean the net taxable income and net tax loss of the Company computed for each Fiscal Year or other relevant period, as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this clause (a) shall be added to such taxable income or loss;

                  (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) (including expenditures treated as described in Code Section 705(a)(2)(B) under Regulations Section 1.704-l(b)(2)(iv)(i)), and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

                  (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to the terms of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

                  (d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the terms hereof;

                  (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of the Member's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (g) Notwithstanding any other provisions of this Agreement, any items that are specially allocated by the Company pursuant to Sections 4.2(a) and (b), 4.4 or 4.5 shall not be taken into account in computing Profits or Losses. The amount of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.2(a) and (b), 4.4 and4.5 shall be determined by applying rules analogous to those set forth in this definition of Profits and Losses.

         "PROPERTY" means any real, personal, tangible or intangible property contributed to or purchased, developed or otherwise acquired and owned by the Company, including any improvements thereto.

         "RECIPIENT" has the meaning ascribed to such term under the definition of Discloser.

         "REGULATIONS" means the income tax regulations promulgated under the Code, as such regulations are amended from time to time (including corresponding provisions of succeeding regulations).

         "SEC" means the Securities and Exchange Commission of the United
States.

         "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. "77a ET
SEQ.

         "SCIENTIFIC COMMITTEE" shall consist of equal numbers of OXiGENE and Techniclone appointees to implement and suggest changes to the Board regarding scientific aspects of the Plan, including implementation thereof.

         "SPONSORED RESEARCH AGREEMENT" has the meaning ascribed to such term in
Section 6.1.3.

         "TECHNOLOGY" means the Techniclone Contributed Technology and the OXiGENE Contributed Technology owned or developed by the Company.

         "TECHNICLONE'S CUMULATIVE PREFERENCE" means distributions to Techniclone pursuant to Section 5.3 (b) and (c) in the aggregate amount of $10,000,000.

         "TECHNICLONE CONTRIBUTED TECHNOLOGY" means (excluding the Supergen and Scotia fields of use as specified in Exhibit F) all of the proprietary rights, technical information, technology and know-how, including inventions, patents, copyrights, trade secrets, methods, processes, technologies, software, clinical data, technical data and the like, trademarks (whether registered or unregistered), trade names, service marks and certification marks, confidential business information, and all licenses and sublicenses, applications, registrations and renewals regarding any of the foregoing, including any continuing developments or improvements of such information, technology and know-how, owned or controlled (with the unconditional power to license or assign full right, title and interest therein and thereto without the necessity of obtaining the prior consent thereto of any other person) by Techniclone as of the Closing Date, or developed by, for or on behalf of Techniclone thereafter, that is used or useful in the development of VTA Technology and possibly the creation of VTA Products, solely pursuant to the Plan; Techniclone Contributed Technology will be effectively assigned and conveyed to the Company as of the Closing Date pursuant to the Techniclone VTA Assignment Agreement. Techniclone Contributed Technology includes, without limitation, an assignment to the Company of all of the contract rights of Techniclone under the agreements identified in Exhibit A.

         "TRANSFER" means any sale, assignment, gift, exchange, pledge, encumbrance, change in beneficial interest of any trust or estate, distribution from any trust or estate, change in ownership of the Members, or any other disposition of all or any part of a Membership Interest, whether voluntary or involuntary.

         "VTA ASSIGNMENT AGREEMENT" means the agreement assigning the Techniclone Contributed Technology to the Company in the form of Exhibit E.

         "VTA PRODUCTS" means all products created pursuant to the application of VTA Technology in connection with the Plan and produced, manufactured, used or sold, for by or on behalf of the Company or any Person licensed to do so by the Company.

         "VTA TECHNOLOGY" means vascular targeting agent technology that is developed pursuant to the Plan, and that includes or is based upon any of the following, or any combination thereof (including any combination with any earlier embodiment of VTA Technology): (i) the OXiGENE Contributed Technology;
(ii) the Techniclone Contributed Technology; and (iii) any other technology developed under, pursuant to or in connection with the Plan by, for or on behalf of the Company or any licensee of the Company.
1.2

1.2 INTERPRETATION

                  (a) When required by the context, the singular includes the plural and vice versa, and the masculine includes the feminine and neuter genders, and vice versa;

                  (b) Except as otherwise specifically indicated, all references in this Agreement to "Exhibits," "Schedules," "Articles," "Sections" and other subdivisions are to the corresponding Exhibits, Schedules, Articles, Sections or subdivisions of this Agreement as they may be amended from time to time; and

                  (c) Headings set forth in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                                   ARTICLE 2

                               GENERAL PROVISIONS

2.1 NAME

         The name of the Company shall be ARCUS THERAPEUTICS LLC. All business of the Company shall be conducted under such name and under such variations thereof as the Board deems necessary or appropriate to comply with the requirements of law in any jurisdiction in which the Company may elect to do business.

2.2 PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT

                  (a) The address and principal place of business of the Company in Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or at such other place as the Board may from time to time determine.

                  (b) The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The registered agent of the Company to accept service of process is Corporation Trust Company.

2.3 CERTIFICATE OF FORMATION

         The Members shall form the Company under and pursuant to the Act by filing a Certificate of Formation for the Company (the "Certificate of Formation") with the Secretary of State of the State of Delaware.

2.4 TERM

         The term of the Company shall commence upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and shall continue until dissolved in accordance with Article 14.

2.5 TITLE TO COMPANY PROPERTY

         The Property shall be owned solely by the Company as an entity, and no Member, individually, shall have any ownership interest in any of the Property, subject to the provisions of Section 14.4.

 2.6 CONFIDENTIALITY

                  (a) As used in this Agreement, the term "Confidential Information" means all confidential or proprietary materials or information designated as such in writing by the Discloser, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any confidential or proprietary materials or information are disclosed by the Discloser or Recipient. Notwithstanding the foregoing, information or materials which are orally or visually disclosed to the Recipient by the Discloser, or are disclosed in writing or other tangible form without an appropriate letter, proprietary stamp or legend, shall constitute Confidential Information if the Discloser, within thirty (30) days after such disclosure, delivers to the Recipient a written document or documents describing such information or materials and referencing the place and date of such oral, visual or written or other tangible disclosure, and the names of employees or officers of the Recipient to whom such disclosure was made.

                  (b) The Recipient shall hold in confidence, and shall not disclose to any Person any Confidential Information except in accordance with the last sentence of this Section 2.6(b). The Recipient shall use such Confidential Information only for the purpose for which it was disclosed and shall not use or exploit such Confidential Information for its own benefit or the benefit of another without the prior written consent of the Discloser. The Recipient shall disclose Confidential Information received by it under this Agreement only to those of its employees, agents and consultants, or those of an Affiliate, who have a need to know such Confidential Information in the course of the performance of their duties with respect to the purposes of this Agreement and who are bound by written agreement to protect the confidentiality of such Confidential Information in accordance with the terms hereof.

                  (c) The obligations of the Recipient specified in Section 2.6
(a) and (b) above shall not apply, and the Recipient shall have no further obligations, with respect to any Confidential Information to the extent that such Confidential Information:

                           (i) is generally known to the public at the time of
disclosure or becomes generally known through no wrongful act on the part of the Recipient;

                           (ii) is in the Recipient's possession at the time of
disclosure otherwise than as a result of any prior confidential disclosure by the Discloser or another or the Recipient's breach of any legal obligation;

                           (iii) becomes known to the Recipient through
disclosure by sources other than the Discloser having no duty of confidentiality with respect to such Confidential Information, whether to the Discloser or another, and having the legal right to disclose such Confidential Information;

                           (iv) is independently developed by the Recipient
without reference to or reliance upon the Confidential Information;

                           (v) is required to be disclosed by the Recipient to
comply with applicable laws or governmental regulations; provided, however, that in such event, the Recipient shall provide prompt prior written notice of such disclosure requirement to the Discloser so that Discloser may seek a protective order or other appropriate remedy, shall take reasonable and lawful actions to avoid and/or minimize the extent of such disclosure, shall furnish only that portion of the Confidential Information which Recipient is advised in writing by counsel is legally required to be disclosed and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

         The Recipient agrees that the Discloser or the Company, as the case may be, is and shall remain the exclusive owner of the Confidential Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights to the Recipient is granted or implied under this Agreement. The Company shall be and remain sole owner of the right, title and interest in and to any invention conceived solely by one or more Employees of the Company, regardless of the circumstances of such conception, during the term of this Agreement. Any invention conceived jointly by (a) one or more Employees of the Company and one or more employees of OXiGENE and/or Techniclone or (b) one or more employees of OXiGENE together with one or more employees of Techniclone shall be property of the Company, and the Members will forthwith assign (or cause to be assigned) to the Company their entire right, title and interest in and to such joint invention.

                  (d) This Section 2.6 shall supersede and cancel that part of the letter agreement dated April 1, 2000, between OXiGENE and Techniclone, regarding Confidential Information.

                  (e) This Section 2.6 shall survive this Agreement and shall continue in full force and effect for a period of five (5) years after the dissolution of the Company.

2.7 PRESS RELEASES

         2.7.1 REGARDING THIS AGREEMENT

                  Attached hereto as Exhibit H is a form of press release concerning this Agreement and the transactions and other matters contemplated hereby that the Members intend to release jointly, promptly following the execution of this Agreement.

         2.7.2 REGARDING FUTURE RELEASES

                  (a) All future press releases relating to this Agreement and the transactions and other matters contemplated hereby or related hereto shall be made by the Company or jointly by OXiGENE and Techniclone, except that: (i) Techniclone shall have the right to issue press releases relating to Scotia and Supergen, subject to approval in advance by OXiGENE, notice of which shall be sent to OXiGENE for comment or approval, a reasonable amount of time in advance of the proposed specified date of the first publication of such press release, which approval shall not be unreasonably withheld and which comment or approval shall be given within the time specified in the notice to OXiGENE; provided, however, that OXiGENE shall assume no responsibility for the accuracy or completeness of any press release related to Scotia or Supergen and shall be indemnified by Techniclone from and against any claim, loss, liability or damage arising out of or in connection with any such press release; (ii) any press release that, in the opinion of legal counsel to a Member, is required by law, shall be issued; and (iii) any press release that has previously been reviewed and released by the other Member or the Company or is in the public domain through no fault of the releasing Member may be released by any Member. The contents of each future press release shall be reasonable under the circumstances.

         2.7.3 PROCEDURE

         A member who wishes to issue or have the Company issue a press release shall prepare such release and deliver it to the other Member for approval. The timing of such delivery shall provide the other Member a reasonable opportunity under the circumstances to review and comment upon the proposed press release. Subject to the proviso contained in Section 2.7.2 hereof, no press release concerning the Company, this Agreement or the transactions and other matters contemplated hereby or related hereto shall be issued by the Company or any Member without the prior approval of each of the Members, which approval shall not be unreasonably withheld.

                                    ARTICLE 3

                                     CAPITAL

3.1 CAPITAL CONTRIBUTIONS

         3.1.1 Techniclone'S CAPITAL CONTRIBUTION OF Techniclone CONTRIBUTED TECHNOLOGY

                  (a) Techniclone shall execute and deliver to the Company the VTA Assignment Agreement.

                  (b) In consideration for its transfer of the Techniclone Contributed Technology and its other promises and covenants contained herein, Techniclone shall receive the following: (i) the fees described in Section 3.2; and (ii) a fifty percent (50%) Membership Interest and shall have an initial Capital Account balance equal to $30,000,000, the value of the Techniclone Contributed Technology, as mutually agreed upon by the Members.

         3.1.2 OXiGENE CAPITAL CONTRIBUTIONS

         OXiGENE shall make cash Capital Contributions in the amounts and at the times prescribed in the Approved Budget, which shall not in the aggregate exceed $20,000,000. In consideration of its cash Capital Contribution, its transfer to the Company of a license covering the OXiGENE Contributed Technology, having a value of $30,000,000, as mutually agreed upon by the Members, and its other promises and covenants contained herein, OXiGENE shall receive a fifty percent (50%) Membership Interest and shall have an initial Capital Account balance of $30,000,000. Upon OXiGENE's making each capital contribution prescribed in the Approved Budget, OXiGENE's Capital Account Balance shall be increased in the dollar amount of such payment.

         3.1.3 ADDITIONAL CAPITAL CONTRIBUTIONS

         After OXiGENE has made its cumulative Capital Contribution under Section 3.1.2 equal to $20,000,000, any additional Capital Contribution required as set forth in the Approved Budget shall be made in the following manner:

                  (a) First, if the Members so agree, pro rata in proportion to their Membership Interests;

                  (b) Second, if the Members are unable to agree to make the additional Capital Contributions in proportion to their Membership Interests, then the Members shall negotiate in good faith to determine the additional Capital Contributions to be made by each Member (if any) and the effects thereof for purposes of this agreement and the relationship between the Members.

                  (c) Any disagreement between the Members as to the effect of a non-pro rata additional Capital Contribution which disagreement continues unresolved for more than thirty (30) days shall be submitted for mediation pursuant to Article 12 in the county and state in which the principal place of business within the United States of the Member making the larger portion of the additional Capital Contribution is located.

         3.1.4 APPROVED BUDGET; ANNUAL BUDGET

                  (a) In connection with the development of the Plan, the Operating Committee shall recommend to the Board, and the Board shall agree upon, an Approved Budget covering the anticipated timing and amounts of the Company's anticipated cash needs and expenditures consistent with the Plan, as then in effect. The initial Approved Budget shall be reviewed periodically, as reasonably determined to be necessary or appropriate by the Members, and shall be subject to modification as agreed upon by both Members from time to time in the light of developments concerning the Plan and the Company.

                  (b) Ninety (90) days prior to the end of each Fiscal Year, the Operating Committee shall adopt a new budget for the forthcoming year (each, an "Approved Budget"). Each Approved Budget shall be prepared in accordance with annual budgeting procedures agreed upon in the exercise of their reasonable, good faith business judgment by the Members' delegates on the Operating Committee, taking into account, among other things, (i) the effect on the Company's cash requirements with respect to the Plan and the Company's other activities, pre-clinical development expenses, laboratory and other sponsored research expenses, drug costs (including anti-body humanization expenses), patent fees, clinical trial costs, regulatory expenses, and patent and other related legal expenses; (ii) the Company's requirements and prospects with respect to the development and exploitation of the VTA Technology and the creation, production, marketing and sale of VTA Products; and (iii) furthering the Company's stated purpose.

                  (c) The Operating Committee shall consist of an equal number of delegates appointed by each Member. The Operating Committee shall be operated under rules consistent with Section 6.2 and Section 6.5, consistent with the Plan, as in effect from time to time.

                  (d) The Company shall expend its funds and other resources only in a manner that is consistent with the Approved Budget.

                  (e) Each Member shall bear its own internal general and administrative overhead costs, which costs shall not be allocated to the Company.

3.2 PAYMENTS TO Techniclone

         In addition to the Capital Contributions described in Section 3.1.2, OXiGENE shall make payments to Techniclone as follows:

                  (a) THE INITIAL LICENSING FEE. OXiGENE will pay to Techniclone within three (3) days of the Closing Date the Initial Licensing Fee, of which $2,000,000 will be applied towards the purchase of a number of shares of Techniclone's unregistered common stock derived by dividing such $2,000,000 by the average closing price on the NASDAQ National Market of Techniclone's common stock for the five (5) trading days immediately prior and the five (5) trading days immediately subsequent to the Closing Date (the "Initial Techniclone Shares"), and $1,000,000 of which will be a non-refundable licensing fee.

                  (b) THE ADDITIONAL LICENSING/MILESTONE FEE. OXiGENE will pay to Techniclone within three (3) days of the filing of the Company's first IND that relates to a drug developed pursuant to the Plan, the Additional Licensing/Milestone Fee, of which $1,000,000 will be applied towards the purchase of an additional number of shares of Techniclone's unregistered common stock derived by dividing such $1,000,000 by the average closing price on the Nasdaq National Market of Techniclone's common stock for the five (5) trading days immediately prior to and the five (5) days immediately subsequent to the filing with the Food and Drug Administration of such IND (the "Additional Techniclone Shares") and $1,000,000 of which will be a non-refundable licensing fee.

3.3 NO WITHDRAWAL OF CAPITAL; NO INTEREST ON CAPITAL

         No Member shall be entitled to withdraw or demand the return of any part of such Member's Capital Contributions, except as provided in Article 5 and
Article 14. No Member shall have the right to receive interest on its Capital Contribution or its Capital Account.

                                   ARTICLE 4

                         ALLOCATIONS AND TAX PROVISIONS

4.1 MAINTENANCE OF CAPITAL ACCOUNTS

         A Capital Account shall be established and maintained for each Member in accordance with the following provisions:

                  (a) Each Member's Capital Account shall be increased by (i) the amount of such Member's Capital Contribution, (ii) such Member's allocable share of Profits and any items of the nature of income or gain that are specially allocated pursuant to Sections 4.2(a) or (b), 4.4 or 4.5, and (iii) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

                  (b) Each Member's Capital Account shall be decreased by (i) the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (ii) such Member's distributable share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 4.3, 4.4 or 4.5, and (iii) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

                  (c) Upon the Transfer of all or part of an Interest, the Capital Account of the transferor that is attributable to the transferred Interest shall carry over to the transferee Member in accordance with the provisions of Regulations Section 1.704-l(b)(2)(iv)(1), except as otherwise required to satisfy Regulations Section 1.704-l(b) in connection with a termination of the Company.

                  (d) In determining the amount of any liability for purposes of maintaining Capital Accounts for the Members, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with the Code and the Regulations, the Board may make such modification, provided that it is not likely to have any material effect on the amounts distributable to any Member pursuant to Article 14 upon the dissolution of the Company. The Board also shall make (i) any adjustments that are necessary or appropriate to maintain equality between (a) the Capital Accounts of the Members and (b) the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

4.2 ALLOCATIONS OF PROFITS

         After giving effect to the special allocations set forth in Sections
4.4 and 4.5, Profits or items thereof for any Fiscal Year shall be allocated among the Members in the following manner:

                  (a) First, Profits (or items thereof) to Techniclone in the amount of any distributions made by the Company during the year under Section
5.3 (a).

                  (b) Second, Profits (or items thereof) to Techniclone in the amount of any distributions made by the Company during the year under Section
5.3 (b).

                  (c) Third, to the Members in proportion to and in the amount of any distributions made by the Company during the year under Section 5.3(c).

                  (d) Fourth, to the Members in proportion to and in the amount of any distributions made by the Company during the year under Section 5.3(d).

                  (e) Fifth, Profits equal to Losses (or items of deduction) previously allocated pursuant to Section 4.3 shall be allocated to the Members who received such Loss allocations in proportion to and in the amount of such prior allocation (reduced by previous allocations of Profits under this Section 4.2(e).)

                  (f) Thereafter, all remaining Profits shall be allocated to the Members in proportion to their respective Membership Interests.

4.3 ALLOCATION OF LOSSES AND DEDUCTIONS

         4.3.1 The Company shall allocate to OXiGENE cumulative losses and items of deduction equal to the cumulative cash capital contributions actually made by OXiGENE under section 3.1.2.

         4.3.2 The Company next shall allocate to the Members contributing additional Capital Contributions under Section 3.1.3 any Losses in proportion to the additional Capital Contributions made by each Member, up to the amount of such additional Capital Contributions.

         4.3.3 After giving effect to the special allocations set forth in this
Section 4.3 and Sections 4.4 and 4.5, Losses for any Fiscal Year shall be allocated among the Members in proportion to their respective Membership Interests.

4.4 SPECIAL ALLOCATIONS

         The following special allocations shall be made in the following order and priority:

         4.4.1 MINIMUM GAIN CHARGEBACK AND QUALIFIED INCOME OFFSET

         No Member shall be allocated Losses or deductions if the allocation causes the Member to have an Adjusted Capital Account Deficit; in such event, such items shall be allocated to the other Members. If a Member for any reason (whether or not expected) receives (1) an allocation of Loss or deduction (or item thereof) or (2) any Distribution, which causes the Member to have an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year shall be allocated to that Member, before any other allocation is made of Company items of Profit or Loss for that taxable year (other than an allocation under Section 4.4.2), in the amount and in proportions required to eliminate the excess as quickly as possible. This Section 4.4.1 is intended to comply with, and shall be interpreted consistently with, the "alternate test for economic effect" and "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b).

         4.4.2 MINIMUM GAIN CHARGEBACKS

         In order to comply with the "minimum gain chargeback" requirements of Regulation Sections 1.704-2(f)(1) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Member's share of Minimum Gain and Member Nonrecourse Debt Minimum Gain during a taxable year of the Company, such Member shall be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Regulation Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made. It is the intent of the parties hereto that any allocation pursuant to this Section 4.4.2 shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f) and 1.704-2(i)(4).

         4.4.3 CONTRIBUTED PROPERTY AND BOOK-UPS

         In accordance with Code Section 704(c) and the Regulations thereunder, including Regulation Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or demand contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of Contribution (or deemed Contribution). If the adjusted book value of any Company asset is adjusted under Regulation Section 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take into account any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder. The Board shall select a method as described in Regulation 1.704-3 for making Section 704(c) allocations.

         4.4.4 NONRECOURSE DEDUCTIONS

         Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Members in proportion to their Membership Interests.

         4.4.5 MEMBER NONRECOURSE DEDUCTIONS

         Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

         4.4.6 CODE SECTION 754 ADJUSTMENTS

         To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

         4.4.7 ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF INTERESTS

         Income, gain, loss or deduction, if any, realized by the Company as a direct or indirect result of the issuance of an Interest by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the Capital Account balance for each Member for any Fiscal Year is equal to the Capital Account balance that would have been maintained for such Member for such Fiscal Year had the Company not realized the Issuance Items.

4.5 OTHER ALLOCATIONS RULES

                  (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) Except as otherwise provided in Section 4.6 with respect to allocations pursuant to Code Section 704(c), for federal income tax purposes, all items of Company income, gain, loss or deduction shall be made in a manner that is consistent with the allocation of Profits and Losses pursuant to this
Article 4. The Members are aware of the income tax consequences of the allocations of this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their allocable shares of Company income and loss for income tax purposes.

                  (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752- 3(a)(3), the Members' interests in Company profits shall be equal to their respective Membership Interests.

4.6 TAX MATTERS MEMBER

                  (a) Techniclone shall be the "tax matters partner" (the "Tax Matters Member") for the Company within the meaning of Code Section 6231(a)(7).

                  (b) The Tax Matters Member shall notify and provide copies to the other Members within five (5) business days (or as soon as reasonably practicable thereafter) of any communication received from any governmental authority regarding any proposed or existing audit, administrative or judicial proceeding, request for information, preliminary discussion or any other formal or informal communication regarding any tax matters pertaining to the Company or any Member. In addition to and not in limitation of the foregoing, the Tax Matters Member shall request, pursuant to Code Section 6223, that the other Members receive notice from the IRS regarding any proceedings or adjustments. The Tax Matters Member shall consult with the other Members concerning all tax matters and shall not take any action in connection with any audit or proceeding, or enter into any agreement with the IRS, that may adversely affect the other Members without their express prior written consent.

                  (c) The Tax Matters Member shall, upon request of a Member, make an election under Code Section 754 and the applicable regulations thereunder.

                                   ARTICLE 5

                                  DISTRIBUTIONS

5.1 DISTRIBUTIONS; GENERAL

         The Board shall cause the Company to distribute, no less frequently than annually, all of the Net Cash From Operations of the Company and any special distributions required under Section 5.3

5.2 ADDITIONAL LIMITATIONS ON DISTRIBUTIONS

         No distribution shall be made if it would render the Company insolvent or compromise its ability to operate, giving consideration to OXiGENE's required Capital Contributions. Further, the Board shall not distribute any Property in kind except upon liquidation of the Company.

5.3 DISTRIBUTIONS TO MEMBERS

                  (a) All licensing fees (which term does not include royalties) and milestone payments received by the Company, whether in cash or in kind, derived pursuant to Techniclone's agreements with Scotia and Supergen, shall be distributed to Techniclone in the form received by the Company. All royalties (other than licensing fees and milestone payments) received by the Company, whether in cash or kind, derived pursuant to Techniclone's agreements with Scotia and Supergen shall be included in Net Cash From Operations and shall be determined, allocated and distributed in the form received by the Company pursuant to Section 5.3(c).

                  (b) Subject to the first sentence of Section 5.3(a), all revenues derived from Pending Matters (after deducting such expenses associated with the production of such revenues as are reasonably established by Techniclone in connection with the preparation of its financial statements in accordance with GAAP consistently applied) shall be distributed to Techniclone (and shall be credited against the Techniclone Cumulative Preference).

                  (c) All remaining Net Cash From Operations of the Company shall be distributed in the following manner; (i) until Techniclone has received cumulative distributions under Section 5.3(b) and this 5.3(c) equal to the Techniclone Cumulative Preference, 75% to Techniclone and 25% to OXiGENE; and
(ii) after Techniclone has received aggregate distributions equal to the Techniclone Cumulative Preference, to each Member in accordance with its Membership Interests.

                  (d) Notwithstanding Section 5.3(c), upon the occurrence of an Early Termination Event, prior to any distribution under Section 5.3(c), Net Cash From Operations equal to the Early Termination Preference shall be distributed to Techniclone and the Early Termination Remainder (or the remainder after payment to Techniclone of its Applicable Percentage in Paragraph (B) of the definition of Early Termination Preference shall apply) shall be distributed to OXiGENE, each to the extent and in the amount applicable.

                                   ARTICLE 6

                            MANAGEMENT AND OPERATION

6.1 MANAGEMENT OF THE COMPANY

         6.1.1 MANAGERS

         The Members hereby agree that the business, property and affairs of the Company shall be managed exclusively by a board of Managers (the "Board"), which shall be constituted as set forth in Section 6.2. Except for situations in which the direct approval of the Members is expressly required by this Agreement or the Act, the Board shall have full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform or cause to be performed any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. The Board may delegate such of its duties to one or more committees as the Board may establish with the approval of all the persons who are then sitting on the Board.

         6.1.2 MEMBERS

         The Members shall only have the power to participate in the management of the Company as expressly authorized by this Agreement or the Act. No Member, acting solely in such capacity, is, or shall hold itself out as being, an agent of the Company. Unless expressly and duly authorized in writing to do so by the Board, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

         6.1.3 COMPANY CONTRACTUAL OBLIGATIONS

                  (a) Within sixty (60) days after the Closing Date, the Company will agree to terms, to be set forth in a definitive agreement, with the University of Texas and Dr. Philip Thorpe with respect to the research to be conducted by the University of Texas and Dr. Thorpe for or on behalf of the Company and the funding of such research by the Company. Such definitive agreement (the "SPONSORED RESEARCH AGREEMENT") shall be in the form of either a new agreement between and among the Company or Techniclone, on the one hand, and the University of Texas and Dr. Thorpe, on the other hand, or a modification of the existing agreement between and among Techniclone, the University of Texas and Dr. Thorpe (a copy of which is attached hereto as Exhibit G; the "TEXAS/THORPE Agreement"). If the Company is not a party to the Sponsored Research Agreement, Techniclone shall promptly assign its rights, subject to its obligations, under the Sponsored Research Agreement to the Company (such assignment to be in such form as the Company may reasonably require). The Sponsored Research Agreement, whether a new agreement or a modification of the Texas/Thorpe Agreement, shall contain all the terms and conditions that are currently contained in the Texas/Thorpe Agreement, provided however, that the amount and timing of funding shall be as set forth in the Approved Budget.

                  (b) In addition to the Sponsored Research Agreement, Techniclone shall have the right to enter into one or more agreements with the University of Texas and/or Dr. Thorpe to conduct research outside the Field. The Company's rights and obligations under the Sponsored Research Agreement shall represent the first priority for the use by the Company, the Members and their affiliates of the services of the University of Texas and Dr. Philip Thorpe. Techniclone has and will continue to have the right to enter into one or more agreements with the University of Texas and Dr. Philip Thorpe to conduct research outside the Field provided that such research does not directly involve the Field and does not adversely affect the ability of the University of Texas or Dr. Philip Thorpe to perform the services required of either or both of them under the Sponsored Research Agreement. The Board shall have the authority to determine whether research or other activities referred to in the preceding sentence are outside the Field.

6.2 MANAGEMENT

         6.2.1 The Board shall have four (4) Managers, two (2) of whom shall be designated by OXiGENE (the "OXiGENE Managers") and two (2) of whom shall be designated by Techniclone (the "Techniclone Managers"). OXiGENE may remove any OXiGENE Manager or fill any vacancy created by the removal, resignation, death or disability of an OXiGENE Manager and determine the effective date of such replacement. Techniclone may remove any Techniclone Manager or fill any vacancy created by the removal, resignation, death or disability of a Techniclone Manager and determine the effective date of such replacement. The number of Managers shall not be decreased or increased without the unanimous written consent of the Members. The Board shall appoint one Manager to serve as Chair, who shall serve in such capacity for a term of two (2) years. The Board shall attempt to alternate between appointing an OXiGENE Manager and a Techniclone Manager as Chair in each succeeding term; provided, however, a Manager may serve consecutive terms if so appointed by the Board.

         6.2.2 Each Manager shall sign an addendum to this Agreement agreeing to be bound by its terms.

         6.2.3 In the event of a disagreement between the OXiGENE Managers and the Techniclone Managers, (x) OXiGENE shall have the tie-breaking vote with respect to (i) development activities, including without limitation a decision to abandon the Plan, and (ii) any sublicense agreements, in either case, that directly involve the Plan or its administration by the Company, and (y) Techniclone shall have the tie-breaking vote with respect to any sublicense agreements related to Pending Matters or to any other sublicense not directly related to the Plan.

         6.2.4 Subject to the foregoing, Techniclone shall have complete authority to negotiate and enter into sublicensing contracts in connection with any Pending Matters.

6.3 PERFORMANCE OF DUTIES

         Each Manager shall perform his or her managerial duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, the Managers shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups, unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Manager acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

                  (a) one or more officers, employees or other agents of the Company or a Member whom the Manager reasonably believes to be reliable and competent in the matters presented; or

                  (b) any attorney, independent accountant or other person as to matters that the Manager reasonably believes to be within such person's professional or expert competence.

6.4 DEVOTION OF TIME

         A Manager is not obligated to devote all of his or her time or business efforts to the affairs of the Company. A Manager shall devote whatever time, effort and skill as he or she deems appropriate for the operation of the Company.

6.5 MEETINGS OF THE BOARD

         The Board shall meet at least once every quarter. In addition, the Board shall meet upon the request of any Manager made to the Chair. Managers may participate in meetings by means of audio or video conferencing equipment through which all Managers participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting. Meetings shall be held at such place and time as agreed to by the Board. The Chair shall provide at least five (5) business days' advance written notice and an agenda of each meeting of the Board to each Manager, unless a Manager waives the advance notice requirement with respect to that Manager. Records of proceedings of the Board shall be prepared by the Chair and shall be subject to the approval of the Board.

         6.5.1 Regular meetings of the Board may be held at any place that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held in alternating years at the principal executive office of one of the Members. Special meetings of the Board may be held at any place that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of one of the Members (which location shall alternate from special meeting to special meeting, starting with Techniclone).

         Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

         6.5.2 Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board.

         6.5.3 Subject to the provisions of the following paragraph, special meetings of the Board for any purpose or purposes may be called at any time by any three Managers.

         Notice of the time and place of special meetings shall be delivered personally, by e-mail or by telephone to each Member or sent by first-class mail or by telecopier, addressed to each Member at that Member's address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telecopier or by e-mail, it shall be delivered personally or by telephone or by telecopier at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice shall specify the purpose of the special meeting.

         6.5.4 Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents, and approvals shall be filed with the Company's records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board.

         6.5.5 A majority of the Members present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         6.5.6 If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the Members who were not present at the time of the adjournment.

         6.5.7 Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board.

         6.5.8 If a quorum is present at a meeting but fewer than all the Managers designated by a Member are present at such meeting, the Managers designated by such Member who are present shall be entitled to cast the number of votes at such meeting that could have been cast by all the Managers designated by such Member had all such Managers been present at such meeting.

6.6 QUORUM AND VOTING AT MEETINGS OF MANAGERS

                  (a) QUORUM. One Techniclone member and one OXiGENE member shall constitute a quorum of the Board for the transaction of business.

                  (b) VOTING. Except as provided in Sections 6.5.8 and 6.6(c), any management decision shall require the approval of the Board, which approval shall exist only upon the affirmative vote of two (2) or more Managers at a meeting of the Board at which a quorum is present.

                  (C) MEMBERS' CONSENT. The following actions shall require both the approval of the Board and the unanimous written consent of the Members:

                           (i) The entry by the Company into any business
outside the development and sale of the Technology or in a manner inconsistent with the Plan; and

                           (ii) Any act in material contravention of this
Agreement.

6.7 OFFICERS; COMMITTEES

         The Board may, but is not required to, establish officers of the Company and prescribe the duties of such officers. The officers of the Company shall be chosen by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service in a manner determined by the Board, or until their respective successors shall be elected. The Board may, but is not required to, establish such teams or committees composed of representatives from the Members or otherwise and delegate to such teams or committees such authority, duties and responsibilities as it deems appropriate. To assist the Board in managing the Company, the Board shall establish an Operating Committee and a Scientific Committee composed of individuals who shall serve for one (1) year terms each, subject to reappointment by the Board. The Operating Committee shall perform such functions as directed by the Board. The Board shall prescribe the duties, responsibilities, operating procedures and deadlines for each such Committee.

6.8 INTERNAL CONTROLS

         The Board shall conduct the business of the Company at all times in accordance with high standards of business ethics and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation by the Company, OXiGENE and Techniclone of financial statements in conformity with U.S. generally accepted accounting principles, to permit preparation of all tax returns and to maintain accountability for assets as set forth in Section 15.1; and (c) access to assets is permitted only in accordance with management's general or specific authorization.

6.9 FINANCIAL AND BUSINESS INFORMATION AND TAX RETURNS

         The Board shall make available to all the Members on a regular basis, and as reasonably requested, all such information and/or documents (including Business Documents as defined in Section 6.6(c)(iii)) as may be required to permit the Board and the Members, as the case may be, to make informed judgments with respect to all matters concerning the Company of interest to them.

6.10 BANK ACCOUNTS

         All funds of the Company shall be deposited in the name of the Company in such bank accounts as shall be determined by the Board. No withdrawals for cash may be made in excess of $100,000 at any one time without Board approval. Any payment from the accounts may be made or authorized only by an individual who is so authorized by the Board. The funds of the Company shall not be commingled with the funds of any other Person, and the Board shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Company. The Members shall not make deposits into or issue any checks against the Company bank accounts without full, proper and complete supporting records.

6.11 INDEPENDENT ENTERPRISE

         The Members agree to cause the Company at all times to be conducted as an enterprise for profit. Except as otherwise agreed to by the Members in writing or provided herein, all commercial transactions between the Company and OXiGENE and/or Techniclone (or their Affiliates) shall be conducted on an arm's-length basis with neither granting to the other terms or conditions more favorable than would be accorded unrelated third parties, except as the Members otherwise agree in writing prior to any such transaction.

6.12 COMPENSATION

         No Manager shall be entitled to compensation from the Company for services rendered to the Company as Manager, except that the Company shall reimburse each Manager for reasonable out-of-pocket expenses incurred by the Manager in connection with the Company's business. The previous sentence, however, shall not preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

6.13 FIDUCIARY DUTY

         Each Member, Manager and officer shall all have the fiduciary responsibility for the safekeeping and use of all funds and assets (including records) of the Company, whether or not in immediate possession or control, for the exclusive benefit of the Company and its Members.

6.14 OTHER ACTIVITIES

         The Members may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, other than those that are reasonably within the scope of the Plan.

6.15 NONCOMPETITION

                  (a) GENERAL. Until dissolution of the Company in accordance with Article 14 or purchase of the Member's Interest in accordance with this Agreement, no Member shall, and each Member shall cause its Affiliates not to, develop, license, research or sell the Technology other than in accordance with the Plan and this Agreement.

                  (b) EXCEPTIONS. Section 6.15(a) shall not apply to any PENDING MATTER.

6.16 CONFLICTS OF INTEREST

         The Managers who represent any Member referred to in Section 6.2 (the "Interested Member") shall not be entitled to vote on any matter that involves
(a) a claim by the Company against the Interested Member or an Affiliate of the Interested Member; (b) a claim by the Interested Member or its Affiliate against the Company; (c) the declaration by the Company of a default under any agreement between the Company and the Interested Member or its Affiliate; (d) the exercise by the Company of any right to terminate any agreement between the Company and the Interested Member or its Affiliate based on a default thereunder; (e) the negotiation of any new agreements to be entered into by the Company and such Interested Member or its Affiliate; or (f) any and all disputes between the Company and the Interested Member or its Affiliate. As to matters where the representatives of a Member are not entitled to vote, the representatives of the other Member who are not disqualified may exercise the powers of the Board in accordance with, and subject to the other provisions of, this Agreement. Notwithstanding the foregoing, however, no claim shall be asserted by the Company or by an Interested Member (or its Affiliate) against the other, and no default shall be declared by the Company or an Interested Member (or its Affiliate) with respect to the other, unless such claim or dispute cannot be resolved either by the approval of the Board as provided under Section 6.6 or under Article 12.

6.17 PATENTS

         The Company will seek patent protection for any Company Discovery or other patentable information developed by the Company pursuant to the Plan, as to which the Board, upon recommendation of the Scientific Committee, determines such protection is necessary or desirable in order to further the Company's purposes and/or enhance or protect the Company's economic return. Company Discoveries of any type created or perfected pursuant to the Plan shall be the property of the Company until the liquidation and termination of the Company.

6.18 TRADEMARKS

         At or shortly after formation each of the Members will grant the Company a nonexclusive, royalty free, worldwide license to use the Member's name and logo in the name of the Company and with the Company's products, product literature (including promotional materials) and services, subject to the terms of reasonable trademark licenses to be negotiated in good faith.

                                   ARTICLE 7

                  RIGHTS, OBLIGATIONS AND POWERS OF THE MEMBERS

7.1 COMPENSATION OF MEMBERS

         Except as may be specifically provided in this Agreement or in any other written agreement between the Company and the Member, no Member shall receive any salary, fee or draw for services rendered to or on behalf of the Company.

7.2 SERVICES

         7.2.1 TYPES OF SERVICES

                  (a) Initially, OXiGENE and its Affiliates are expected to provide the Company with business management, accounting and financial support services in connection with the daily operation of the Company's business. Both Members or their Affiliates are expected to provide the Company with legal advice and related support services in connection with filing of patent applications, protection of intellectual property and support of litigation related to intellectual property matters and with such other services as the Company may require and the Members may agree to provide. The foregoing services that are expected to be provided to the Company shall be subject to the terms of reasonable service agreements to be negotiated in good faith.

                  (b) OXiGENE agrees to use its commercially reasonable best efforts, consistent with pharmaceutical industry standards and OXiGENE's customary practices in connection with similar matters on its own behalf, to enable and cause the Company to file an IND for a therapeutic agent based on and deriving from the VTA Technology and coming within the framework of the Plan within thirty-six (36) months of the Closing Date, which period shall automatically be extended (i) for an additional period of 18 months if, at the end of such 36-month period, OXiGENE is, in good faith and in a manner consistent with pharmaceutical industry standards and OXiGENE's customary practice in connection with similar matters on its own behalf, working towards the filing of such an IND and (ii) on a day-by-day basis for every day that the failure of OXiGENE to file such IND results substantially from a matter that is within the control of Techniclone.

         7.2.2 CHARGES FOR SERVICES

         Services supplied to the Company by any Member may be charged on the following basis and shall be paid by the Company within 30 days of submission to the Company of the statement of expenses for such services by the Member seeking reimbursement thereof:

                  (a) Each Member may charge the Company for actual expenses incurred, including an allocable portion of payroll and reimbursed employee business expenses, in connection with the actual time spent on Company business by employees of the member. Any employee of a Member working on Company business shall maintain detailed time records, in hourly increments, setting forth the identity and nature of the Company's project and specific activities performed and a summary of such time records shall be submitted by the Member to the Company as a prerequisite to reimbursement. If such a summary is provided, the actual records of the Member from which that summary were derived shall be made available upon request to the other Member at reasonable times and places.

                  (b) If a Member retains a third party to provide consulting or other services to the Company, the Member may charge the Company for providing such services in the amount that the third party charges the Member, provided such charges are reasonable.

                  (c) Each Member will submit charges for its employees' actual time expended in projects for the Company based on their actual hourly compensation, including the employer's share of FICA and similar employment taxes, for work performed for the Member, but not including indirect costs and overhead. Such charges shall not exceed industry norms for projects of such or similar type.

                  (d) Any delegate to the Operating Committee may request copies of the time records required by Section 7.2.2(a).

7.3 ADMISSION OF ADDITIONAL MEMBERS

         The Board may admit to the Company additional Members, from time to time, subject to the following:

                  (a) All the Members agree in writing to the admission of the new Member;

                  (b) The additional Member shall make a Capital Contribution in such amount and on such terms as the Board determines to be appropriate; and

                  (c) No additional Member shall be admitted if the effect of such admission would be to terminate the Company within the meaning of Code
Section 708(b).

                                   ARTICLE 8

                   LIMITATION UPON LIABILITY; INDEMNIFICATION

8.1 LIMITATION UPON LIABILITY

         No Member, Manager, officer or Affiliate thereof shall be liable, responsible or accountable for damages or otherwise to the Company for any act or omission by a Member, Manager, officer or Affiliate thereof performed in good faith and in a manner reasonably believed by him, her or it to be within his, her or its scope of authority granted by this Agreement and in the best interest of the Company. The Member, Manager or Officer shall be liable, however, for an act or omission that constitutes fraud, intentional misconduct, bad faith, gross negligence or a knowing violation of law. The liability of the Members, Managers, officers or Affiliates shall be further limited as set forth in the Act and other applicable law. Any repeal or modification of this Section 8.1 shall not adversely affect any right or protection of a Member, Manager, officer or Affiliate thereof existing at the time of such repeal or modification.

8.2 COMPANY'S DEBTS

         The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (except for the Member's, Manager's or officer's own torts), shall be solely the debts, obligations and liabilities of the Company; and no Member, Manager or officer shall be obligated personally for any such debts, obligations and liabilities of the Company solely by reason of being a Member or acting as a Manager or officer of the Company.

8.3 MEMBER'S DEBTS

         The personal debts, obligations and liabilities of any Member, Manager, officer or Affiliate thereof, whether arising in contract, tort or otherwise, shall be solely the personal debts, obligations and liabilities of such Member, Manager, officer or Affiliate and the Company shall not be obligated for such debts, obligations or liabilities.

8.4 FAILURE TO OBSERVE FORMALITIES

         A failure to observe any formalities or requirements of this Agreement, the Certificate of Formation or the Act shall not be grounds for imposing personal liability on the Members, Managers or officers for liabilities of the Company.

8.5 INDEMNIFICATION

         To the maximum extent and manner permitted under Section 18-108 of the Act, the Company shall indemnify and hold harmless all Members, Managers, officers, employees, their Affiliates and authorized agents of the Company (an "indemnitee") against any liability, loss, damage, cost or expense (including attorneys' fees and costs) actually and reasonably incurred by an indemnitee by reason of the fact that the Person is or was a Member, Manager, officer, employee or Affiliate thereof; provided, however, that the Company shall not indemnify and hold harmless an indemnitee in any of the circumstances identified in Section 8.1 under which a Member, Manager, officer or Affiliate thereof would be liable to the Company. No Member, Manager, officer or Affiliate thereof shall have any personal liability with respect to the satisfaction of any required indemnification of an indemnitee. Any indemnification required hereunder shall be made promptly as the liability, loss or expense is incurred or suffered, and the indemnification provided by this Section 8.5 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, as a matter of law or equity, or otherwise, and shall continue as to a Member, Manager, officer or employee who has ceased to serve in that capacity, and shall inure to the benefit of the heirs, successors, assigns and administrators of the indemnitees.

                                   ARTICLE 9

                REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

9.1 REPRESENTATIONS AND WARRANTIES

         Each Member hereby represents and warrants to the other Member and to the Company as of the date hereof the following:

         9.1.1 ORGANIZATION AND EXISTENCE

         Such Member is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition, operations or prospects or its ability to perform its obligations hereunder.

         9.1.2 POWER AND AUTHORITY

         Such Member has the full power and authority to execute, deliver and perform this Agreement, and to own and lease its properties and assets and to carry on its business as now conducted and as contemplated hereby.

         9.1.3 AUTHORIZATION AND ENFORCEABILITY

         The execution and delivery of this Agreement by such Member and the carrying out by such Member of the transactions contemplated hereby have been duly authorized by all requisite corporate actions, and this Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against it in accordance with the terms hereof, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         9.1.4 NO GOVERNMENTAL CONSENTS

         No authorization, consent or approval of, or notice to or filing with, any governmental authority is required for the execution, delivery and performance by such Member of this Agreement.

         9.1.5 NO CONFLICT OR BREACH

         None of the execution, delivery and performance by such Member of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of such Member or any order, writ, injunction, judgment or decree of any court or governmental authority against such Member or by which it or any of its proprieties is bound, or any loan agreement, indenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which such Member is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

         9.1.6 NO PROCEEDINGS

         There are no suits or proceedings pending (other than those disclosed on Schedule 9.1.6 attached hereto), or to the knowledge of such Member, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting such Member that could have a material adverse effect on the business or operations of such Member, financial or otherwise, or on its ability to fulfill its obligations hereunder.

         9.1.7 NO COMPETITION

         No Member shall take any action to develop, research, exploit or sell the Technology other than through the Company or as contemplated herein.

9.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF Techniclone

         Techniclone hereby represents and warrants to OXiGENE as of the date hereof, that (a) it owns all right, title and interest in and to, or controls with the power unconditionally to license or assign without the further consent of any other Person and subject to the consent of the University of Texas, all of the Techniclone Contributed Technology, (b) except for the Pending Matters, the Techniclone Contributed Technology is free and clear of any liens, claims or encumbrances, (c) to its knowledge, there is no material and unauthorized use, infringement or misappropriation of any of its rights in the Techniclone Contributed Technology, (d) to its knowledge, use of the Techniclone Contributed Technology will not infringe upon the rights of any third party, (e) Exhibit A contains a complete and accurate list of all the licenses that are owned or controlled by Techniclone and that are related to the Field, (f) the Field as described herein is the entire Field known to Techniclone that is necessary for the Company to effectuate its intended purposes relative to the Plan, (g) the scope of the Field, insofar as it relates to the Company's intended purposes relative to the Plan, is not adversely affected by the exclusion therefrom of existing or contemplated licenses pursuant to the Pending Matters, (h) all of the Pending Matters are accurately identified in Exhibit F and true and complete copies of all the licensing arrangements in place or in negotiation with respect thereto have been delivered to OXiGENE, (i) Exhibit G is a true and complete copy of the Texas/Thorpe Agreement, such agreement is a valid and binding obligation of each party thereto, enforceable in accordance with its terms and Techniclone is not, and to the best of Techniclone's knowledge each of the other parties to the Texas/Thorpe Agreement is not, in breach or violation of or default under such agreement, and (j) to the best of Techniclone's knowledge, the OXiGENE Contributed Technology and the Techniclone Contributed Technology, when combined and subjected to the Company's operations contemplated under the Plan, will be adequate to permit the Company to achieve its stated purposes relative to the Plan and is all the Technology known to Techniclone that is owned or controlled by it and OXiGENE that is or may be used or useful with respect to the development of the Technology.

9.3 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF OXiGENE

         OXiGENE hereby represents and warrants to Techniclone as of the date hereof, that (a) it owns or controls (with the power to license the requisite interest therein without the necessity of obtaining the prior consent thereto of any other party), all of the OXiGENE Contributed Technology (except technology that is not the subject of patents), (b) the OXiGENE Contributed Technology is free and clear of any liens, claims or encumbrances, (c) to its knowledge, there is no material and unauthorized use, infringement or misappropriation of any of its rights in the Oxigene Contributed Technology, (d) to the best of its knowledge, use of the OXiGENE Contributed Technology within the Licensed Field (as defined in the OXiGENE License Agreement) will not infringe upon the rights of any third party, (e) to the best of OXiGENE's knowledge, the OXiGENE Contributed Technology and the Techniclone Contributed Technology, when combined and subjected to the Company's operations contemplated under the Plan, will be adequate to permit the Company to achieve its stated purposes relative to the Plan and (f) it has the financial ability to fund in full its capital contribution as set forth in section 3.2(a).

9.4 WARRANTY OF STATEMENTS

         No representation or warranty of either Member, or any exhibit, document, statement, certificate or schedule pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make statements or facts contained therein not misleading. The representations and warranties of the Members set forth in this Agreement and in any exhibit, document, statement, certificate or schedule furnished or to be furnished pursuant hereto shall be true on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date.

9.5 COVENANTS

         Each Member hereby agrees that:

         9.5.1 Techniclone shall file a registration statement under the Securities Act, covering the offer and sale of the Initial Techniclone Shares as promptly as practicable after the Closing Date, shall use its best efforts to have such registration statement declared effective by the U.S. Securities and Exchange Commission as promptly as practicable thereafter and shall cause the final prospectus included in such registration statement to remain current for 180 days after its effectiveness. If the registration is in connection with an underwritten offering, OXiGENE agrees to become a party to, and abide by the terms of, any underwriting agreement that contains terms and provisions customary under the circumstances.

         9.5.2 Techniclone shall file a registration statement under the Securities Act covering the offer and sale of the Additional Techniclone Shares as promptly as practicable after the date on which the first IND that is described in Section 3.2(b) hereof is filed, shall use its best efforts to have such registration statement declared effective by the U.S. Securities and Exchange Commission as promptly as practicable thereafter and shall cause the final prospectus included in such registration statement to remain current for 180 days. If the registration is in connection with an underwritten offering, OXiGENE agrees to become a party to and abide by the forms of, any underwriting agreement.

         9.5.3 Each registration statement filed by Techniclone hereunder shall be prepared carefully by it and shall, when it is filed and when it becomes effective, comply as to form with all the requirements of the Securities Act and will not include any untrue statement of a material fact or fail to make any statement necessary so that the statements made in the registration statement are not misleading in any material respect; provided, however, that Techniclone shall have no responsibility with respect to any information included in a registration statement that is provided by OXiGENE in writing to Techniclone specifically for inclusion in such registration statement.

         9.5.4 OXiGENE shall timely provide to Techniclone all such information concerning OXiGENE and its plan of distribution for the securities included in any registration statement filed by Techniclone hereunder as Techniclone shall reasonably request, and shall cooperate in all reasonable respects with Techniclone in connection with the matters contemplated by this
Section 9.5.

         9.5.5 OXiGENE and Techniclone shall exchange mutual, customary indemnification agreements in connection with each registration statement filed by Techniclone pursuant to this Section 9.5.

9.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

         The respective representations and warranties of the Members shall survive the Closing Date and continue in full force and effect for a period thereafter equal to five (5) years following the Closing Date. The Covenants set forth in this Section 9 shall survive the Closing Date without limitation.

                                   ARTICLE 10

                         CONDITIONS PRECEDENT TO CLOSING

10.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS

         All the obligations of any Member under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

         10.1.1 NO MISREPRESENTATIONS

         Neither Member shall have discovered, learned or been made aware of any material error, misstatement or omission in the representations and warranties made by the other party in Article 9.

         10.1.2 COMPLIANCE WITH AGREEMENT

         Each Member shall have performed and complied with all terms, covenants and conditions required by this Agreement prior to the Closing Date.

         10.1.3 NO LITIGATION

         No suit, action or proceeding against any Member shall be pending or threatened before any court or governmental agency in which such suit, action or proceeding seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         10.1.4 ADDITIONAL DOCUMENTS

         Each Member shall have delivered to the other Member such other instruments and documents as may be, in the opinion of counsel for the other Member, reasonably necessary to effectuate the transactions contemplated by this Agreement, and all legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for the other Member.

         10.1.5 GOVERNMENTAL APPROVAL AND CONSENTS

         All necessary notifications and filings, if any, required to be made in or with respect to any relevant country will have been made and all necessary governmental approvals, if any, shall have been received and the prescribed waiting periods will have expired or been terminated. No governmental entity shall have indicated its objection to, or its intent to challenge as violative of any federal, state or foreign laws, any of the transactions contemplated by this Agreement or any related documents. In the event a governmental entity places a condition on its approval of the transaction as contemplated by this Agreement or any related documents that has a material effect on the proposed business of the Company, the Members shall attempt to negotiate a mutually agreeable modification to this Agreement.

         10.1.6 AGREEMENTS

         The Members and the Company have entered into, and duly executed, the Plan. The Company and Techniclone have entered into, and duly executed, the VTA Assignment Agreement. The Company and OXiGENE have entered into, and duly executed, the OXiGENE License Agreement.

10.2 DELIVERY TO OXiGENE

         Techniclone shall have delivered to OXiGENE each of the following at or prior to the Closing Date:

         10.2.1 Confirmation in form and substance reasonably satisfactory to OXiGENE evidencing receipt of the Techniclone Contributed Technology specified in Section 3.1;

         10.2.2 Duly executed certificate from an officer of Techniclone that the representations and warranties of Techniclone contained in Article 9 are true and correct as of the Closing Date.

10.3 DELIVERY TO Techniclone

         OXiGENE shall have delivered to Techniclone each of the following at or prior to the Closing Date:

         10.3.1 Confirmation in form and substance reasonably satisfactory to Techniclone evidencing receipt of its OXiGENE's Contribution specified in
Section 3.1; and

         10.3.2 Duly executed certificate from an officer of OXiGENE that the representations and warranties of OXiGENE contained in Article 9 are true and correct as of the Closing Date.

10.4 CLOSING

         The closing hereunder shall occur on the Closing Date at such time and place as may be mutually agreed upon by the parties. At the closing, each party shall deliver such documents, instruments and materials as are called for by this Agreement or as may be reasonably required in order to carry out the provisions and purposes hereof, all of which shall be satisfactory in substance and form to legal counsel for each party.

                                   ARTICLE 11

                                 INDEMNIFICATION
11.1     INDEMNIFICATION

         11.1.1 Techniclone shall indemnify and hold OXiGENE, the Company and their respective Managers, officers, employees and agents harmless from and against any and all claims, liabilities, losses, costs, damages and expenses, including costs of investigation, court costs and reasonable attorneys' fees, to which any of them may become subject arising from or in any manner connected with, directly or indirectly, any material misstatement, error or omission in any representation or warranty of Techniclone contained in this Agreement (without effect on Techniclone's liability under the various instruments and documents to be executed in connection herewith).

         11.1.2 OXiGENE shall indemnify Techniclone, the Company and their respective Managers, officers, employees and agents to the same extent that OXiGENE is being indemnified pursuant to Section 11.1(a) above.

11.2 MECHANISM FOR INDEMNIFICATION

         The Member seeking indemnification hereunder ("Indemnified Member") shall give written notice to the indemnifying Member ("Indemnifying Member") of its indemnification claims hereunder, specifying the amount and nature of the claim, and giving the Indemnifying Member the right to contest any such claim represented by counsel of its choice; if any such claim is made hereunder by the Indemnified Member and such claim arises from the claims of a third party against the Indemnified Member and the Indemnifying Member does not elect to undertake the defense thereof by written notice within fifteen (15) days after receipt of the original notice from the Indemnified Member, the Indemnified Member shall be entitled to indemnity pursuant to the terms of this Agreement to the extent of its payment in respect of such claim. To the extent that the Indemnifying Member undertakes the defense of such claim in good faith by proceeding diligently at its expense, and without materially impairing the financial conditions or operations of the Indemnified Member, the Indemnified Member shall be entitled to indemnity hereunder only if, and to the extent that, such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction or is settled with the consent of the Indemnifying Member. The Member defending a third-party claim shall have the right to choose its own counsel.

                                   ARTICLE 12

                               DISPUTE RESOLUTION

12.1 DISPUTE

         Subject to Section 6.2.3, in the event of any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or if there is a deadlock among the Managers with respect to any management decision (a "Dispute"), then upon the written request of either Member that includes a summary of the Dispute, the Company shall submit the Dispute to Mediation pursuant to Section 12.2.

12.2 MEDIATION

         Any Dispute that the Members are unable to resolve shall be submitted by any Member to nonbinding mediation administered by the American Arbitration Association (the "AAA") under its Commercial Mediation Rules. The mediation will be held in Boston, Massachusetts, if initiated by Techniclone and in Orange County, California, if initiated by OXiGENE. The Members will mutually determine the mediator from a list of mediators obtained from the American Arbitration Association office located in the city in which the proceeding will take place. If the Members are unable to agree on the mediator, the mediator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the mediator. Any mediation initiated under this Section will be concluded within 30 days of the filing by a Member of a written request to the AAA for mediation. Each Member will pay its own costs plus an equal share of the cost of the mediator and the mediation facilities.

12.3 ARBITRATION

         If a Dispute is not resolved through Mediation under Section 12.2 above or if both Members waive Mediation, such Dispute shall be submitted by any Member to binding arbitration administered by the AAA under its Commercial Arbitration Rules, including the AAA's Optional Procedures for Large, Complex

Commercial Disputes, to the extent not modified by this Section 12.3, before a single arbitrator. The Members will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in the city in which the Mediation took place. If the Members are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

         12.3.1 PLACE OF ARBITRATION

         The arbitration will be held in Boston, Massachusetts, if initiated by Techniclone and in Orange County, California, if initiated by OXiGENE.

         12.3.2 GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to any conflict of law rules. The Members acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement and proceedings pursuant to the Arbitration under Section 12.3 of this Agreement.

         12.3.3 PROVISIONAL REMEDIES

         Prior to the selection of the arbitrator required under Section 12.3 of this Agreement, any Member may seek a provisional remedy necessary to prevent irreparable harm (including, without limitation, injunction, attachment or other similar remedy) or may seek to enforce the provisions of Section 2.7 by initiating a demand for arbitration in accordance with the provisions of Section
12.3 (whether or not the mediation pursuant to Section 12.2 has been completed) and by proceeding pursuant to the AAA's Optional Rules for Emergency Measures of Protection. Once an arbitrator has been selected in accordance with Section 12.3, a party seeking a provisional remedy shall proceed in accordance with
Article 21 of the AAA's International Arbitration Rules.

         12.3.4 ENFORCEMENT OF AWARD

         The Members agree that judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction thereof including, but not limited to, the state courts of California and Massachusetts and the U.S. federal courts located therein to which the Members hereby consent to submit to jurisdiction for purposes of enforcement of any arbitration award.

                                   ARTICLE 13

                        TRANSFERS OF MEMBERSHIP INTERESTS

13.1 OVERALL RESTRICTIONS

         The Company will be owned on the Closing Date by two (2) entities that have the technical compatibility and financial stability that are major elements contributing toward the prospect of the future success of the Company. Each Member is entering into and performing its obligations under this Agreement in reliance upon the unique and particular know-how, personnel, assets and services being contributed and performed by the other Member. Except in accordance with the terms of this Agreement, no Member shall Transfer all or any part of its Membership Interest, or any interest therein, unless the Member (a) obtains the prior written consent of the other Member ("Nontransferring Member"), which consent may not be unreasonably withheld, and (b) provides satisfactory evidence to the Company that such Transfer shall not violate applicable securities laws. Unless such prior requirements are met, the proposed Transfer may not take place, and any attempted Transfer in derogation hereof shall be deemed null and void. Notwithstanding the foregoing, a Member may transfer all or part of its Membership Interest within or among the members of its "affiliated group" within the meaning of Section 1504(a)(1) of the Code. If for any reason any clause or provision of this Section 13.1 should be held unenforceable, invalid or in violation of law by any court or tribunal, then the Non-transferring Member shall have the right, exercisable in writing within ninety (90) days of the date of final determination of invalidity or unenforceability, to purchase the Membership Interest Members such transferring Member purported to Transfer, pursuant to the terms of Section 13.3.

13.2 ADDITIONAL RESTRICTIONS

         Upon the occurrence of any of the following events with respect to a Member ("Occurrence Member") (wherein there is not a continuity of proprietary interest of the shareholders of the Member who owned the shares of the Member prior to the occurrence of such event): (a) any transfer of substantially all of its assets, (b) a liquidation or dissolution, or (c) any insolvency or bankruptcy proceeding, the Member that is not involved with such an occurrence shall have the right, exercisable in writing within sixty (60) days after the later of (i) receipt of written notice of such occurrence and (ii) the conclusion of the appraisal contemplated in Section 13.3, to purchase the Occurrence Member's entire Membership Interest pursuant to the terms of Section
13.3 or to dissolve the Company pursuant to the terms of Article 14. The Occurrence Member shall notify the other Member in writing of any occurrence described in clauses (a), (b) or (c) of this Section 13.2 at the earliest time practicable.

13.3 PURCHASE PRICE AND PAYMENT DATE

         For purposes of Sections 13.1 and 13.2, the purchase price to be paid for the Membership Interest of the transferring Member or Occurrence Member shall be computed as follows:

         13.3.1 Within sixty (60) days after the occurrence of an event described in Section 13.2, the Members shall jointly appoint an investment banking firm or failing this joint action, each shall designate an investment banking firm. Within thirty (30) days after their appointment, the designated investment banking firms shall designate an additional investment banking firm (the "Neutral Investment Banker") (collectively, the Neutral Investment Banker and the two investment banking firms designated by the Members being referred to as the "Three Investment Bankers"). The failure by any Member to appoint an investment banking firm within the time allowed shall be deemed equivalent to appointing the other Member's investment banking firm as the jointly appointed investment banking firm. Within sixty (60) days after the appointment of the jointly appointed investment banking firm or the Neutral Investment Banker, as the case may be, the jointly appointed investment banking firm or the Three Investment Bankers, by a majority vote, shall render their appraisal of the fair market value of the Membership Interest being purchased, which appraisal shall be binding and conclusive. The Company shall bear all appraisal expenses.

         13.3.2 The payment date of the purchase price pursuant to this Section
13.3 shall not be later than sixty (60) days after the sixty (60) day period set forth in Section 13.3(a).

13.4 CHANGE OF CONTROL

         13.4.1 In the event of a Change in Control (as defined below) of either Member (the "Acquired Member"), the other Member shall have the option to purchase the Membership Interest of the Acquired Member in accordance with the procedure set forth in Section 13.3.

         13.4.2 For purposes of this Section 13.4, a "Change in Control" occurs when (a) any Person becomes, after the date hereof, the beneficial owner, directly or indirectly, of more than 50% of the outstanding securities of the Acquired Member having a right to vote in the election of Directors or (b) the Acquired Member is involved in a reorganization, merger or consolidation, except a "Change in Control" will not have occurred if, after the transaction, 50% or more of the outstanding voting securities of the corporation acquiring the Acquired Member's voting securities or resulting or surviving from the reorganization, merger or consolidation are owned by the Acquired Member's shareholders in the same proportion as they own the Acquired Member's voting securities immediately prior to such transaction.

13.5 ADMISSION OF SUBSTITUTED MEMBERS

         Subject to the other provisions of this Section 13, a transferee of an Interest may be admitted to the Company as a substituted Member only upon satisfaction of the following conditions:

         13.5.1 The Members unanimously consent to such admission, which consent may be given or withheld in the sole discretion of each Member;

         13.5.2 The transferee becomes a party to this Agreement as a Member and executes such documents and instruments as the Board may reasonably request as may be necessary or appropriate to confirm such transferee as a Member and bind such transferee by the terms and conditions of this Agreement; and

         13.5.3 The transferee pays or reimburses the Company for all reasonable legal, filing and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Interest.

13.6 SPECIFIC PERFORMANCE

         Each of the Members acknowledges that the rights and obligations provided by this Section 13 are of unique value to it and that the payment of monetary damages could not adequately compensate the other Member for any breach of the obligations set forth herein. Accordingly, the rights of the Members set forth in this Section 13 shall be specifically enforceable in accordance with their terms.

                                   ARTICLE 14

                        SALE, DISSOLUTION AND LIQUIDATION

14.1 EVENTS OF DISSOLUTION

         14.1.1 The Company shall be dissolved upon the mutual written consent of the Members.

         14.1.2 The Company shall be dissolved upon the occurrence of any of the events set forth in Section 13.2 if the Member that is not the Occurrence Member shall not have exercised the purchase option provided in Section 13.2 and shall have requested, within sixty (60) days after such occurrence, that the Company be dissolved.

         14.1.3 The Company may be dissolved for federal and Delaware income tax purposes, but preserved in nominal form for Delaware state law purposes, by either Member upon the bankruptcy, receivership or insolvency of the other Member or the Company, or upon the material breach of this Agreement by the other Member.

         14.1.4 The Members recognize that the Company may be dissolved by order of a court of competent jurisdiction pursuant to ss.18-802 of the Act.

         14.1.5 Either Member may cause the Company to be dissolved if the material requirements of Section 7.2.1(b) are not satisfied.

         14.1.6 The Company shall be dissolved upon the abandonment of the Plan, unless both Members agree to continue the existence of the Company.

14.2 FINAL ACCOUNTING AND TAX RETURNS

         Upon the dissolution of the Company, a complete and accurate accounting shall be made by the Company's independent certified public accountants from the date of the last previous accounting to the date of dissolution, and all required tax returns shall be timely filed in connection therewith.

14.3 LIQUIDATION

         Upon the dissolution of the Company, each Member shall appoint an individual to act as a liquidator to wind up the Company (and, if either Member fails to appoint such individual within sixty (60) days after the written request of the other Member, the individual that shall have been appointed by such other Member within such sixty (60) day period shall act as the liquidator) (the individuals so appointed shall be referred to collectively as the "Liquidator"). The Liquidator shall have full power and authority to take full account of the Company's assets and liabilities and to wind up and liquidate the affairs of the Company in an orderly and business-like manner as is consistent with obtaining the fair value thereof upon dissolution. The Company shall engage in no further business thereafter other than as necessary to operate on an interim basis, collect its receivables, pay its liabilities and liquidate its assets.

14.4 DISTRIBUTIONS IN LIQUIDATION

         14.4.1 Upon dissolution of the Company and the liquidation of the assets of the Company pursuant to this Article 14, the Liquidator shall wind up the affairs of the Company and liquidate the assets as promptly as is consistent with obtaining fair value therefor and cause the remaining assets of the Company, including proceeds of sales or other dispositions in liquidation of assets, to be applied in accordance with the following priorities:

         14.4.2 First, to payment of the debts and obligations of the Company to its creditors (other than a Member), including sales commissions and other expenses incident to any sale of the assets of the Company;

         14.4.3 Second, to the establishment of such reserves as the Liquidator may deem reasonably necessary for any unliquidated contingent or unforeseen liabilities or obligations of the Company;

         14.4.4 Third, to the payment in full of loans (including for this purpose, accrued interest thereon through the date of payment) to the Company by the Members, pro rata, according to the relative amount of such unpaid loans (including for this purpose, accrued interest thereon through the date of payment) and then to the payment in full of any other debts and obligations of the Company to its Members (e.g., under service agreements), pro rata, according to the relative amount of such debts and obligations;

         14.4.5 Fourth, to the Members having positive Capital Accounts pro rata in accordance with their relative positive Capital Accounts (as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year during which such liquidation occurs), until all such positive Capital Accounts are reduced to zero;

         14.4.6 Fifth, among the Members in proportion to their respective Membership Interests; and,

         14.4.7 Notwithstanding the foregoing provisions of this Section 14.4, upon liquidation of the Company, Company Discoveries shall be the joint property of each Member. Each Member shall have joint and non-exclusive rights to develop or sublicense the Company Discoveries; provided, however, that Techniclone shall have exclusive ownership, development and sublicense rights in the Company

Discoveries until Techniclone has received cumulative distributions equal to the Early Termination Preference; and provided further that the OXiGENE Contributed Technology shall be distributed in kind to OXiGENE and the Techniclone Contributed Technology shall be distributed in kind to Techniclone, each at the value set forth in Section 3.1.

         The reserves established pursuant to clause (ii) of this Section 14.4(a) shall be paid over by the Liquidator to a bank or other financial institution to be held in escrow for the purpose of paying unliquidated, contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Members or their assigns in the priority set forth in clauses
(iii) and (iv) of this Section 14.4(a). Distributions to the Members pursuant to this Section 14.4(a) shall be made within the time period prescribed by Regulations Section 1.704-1 (b)(2)(ii)(b).

         14.4.8 In the event the Liquidator determines that an immediate sale of part or all of the Company assets would cause undue loss to the Members, the Liquidator, in order to avoid such loss, may either (i) defer liquidation of any assets of the Company for a reasonable time, except those assets necessary to satisfy Company debts and obligations, or (ii) distribute the assets in kind to the Members. If any assets of the Company are to be distributed in kind, such assets shall be valued and shall be deemed sold at their fair market value and any gain or loss deemed realized shall be allocated to the Capital Accounts of the Members for purposes of applying this Section 14.4 as if such gain or loss had actually been fully realized. Any assets that are to be so distributed shall be distributed on the basis of the fair market value thereof and any Member entitled to an interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled. The fair market value of such assets shall be determined by an appraiser to be selected by the Liquidator or by agreement of all the Members. In the event of such distribution in kind, the distributee Member shall not thereafter sell or otherwise Transfer or dispose of any interest in any assets so distributed which it holds as a tenant-in-common without first offering such interest in writing to the other tenant-in-common upon the same terms and conditions and for the same price as such proposed sale or Transfer. The other tenant-in-common shall have thirty
(30) days after the receipt of such offer within which to accept the same and shall have the right to acquire such interest. If the other tenant-in-common shall fail to accept such offer within such period of time, such distributee Member shall be free to sell the interest in such assets upon the terms and conditions described in the offer disclosed to the other tenants-in-common free of any further rights of first refusal.

         14.4.9 During the period, if any, that Techniclone has exclusive ownership, development and sublicense rights to develop or sublicense the Company Discoveries pursuant to the first proviso of the second sentence of subsection 14.4(a)(vi), Techniclone will (i) promptly pay to OXiGENE, no less often than annually, the Early Termination Remainder, and (ii) provide OXiGENE with quarterly unaudited financial statements and annual audited financial statements.

14.5 DEFICIT CAPITAL ACCOUNTS

         Except as may otherwise be required by law, notwithstanding anything to the contrary contained in this Agreement, to the extent that any Member has a Deficit Capital Account balance upon dissolution of the Company, that balance shall not be an asset of the Company and that Member shall not be obligated to contribute any amount to the Company to bring the balance of that Member's Capital Account to zero.

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14.6 TERMINATION OF COMPANY AND AGREEMENT

         Upon the completion of the distributions in liquidation of the Company as provided in this Article 14, (a) the Liquidator shall take all actions as may be appropriate to finally dissolve and liquidate the Company and (b) this Agreement shall terminate.

                                   ARTICLE 15

                             ACCOUNTING AND REPORTS

15.1 BOOKS AND RECORDS

         15.1.1 Procedures. The Board shall implement standard procedures with respect to accounting, financial reporting and management information, including, without limitation, statements reflecting Company distributions, earnings, Profits and Losses, residual value of Company Property and taxable income.

         15.1.2 Records. At all times during the term of the Company, the Board shall keep or cause to be kept full and accurate books, records and accounts, which shall, in reasonable detail, accurately and fairly reflect each transaction of the Company. Each Member and its representatives shall have access to such books, records and documents during reasonable business hours and may inspect and make copies of any of them. The Board may delegate to a third party or Member the duty to maintain and oversee the preparation of such records and books of account. The Board shall maintain all such books and records for the six (6) most recent Fiscal Years or until such year is closed for tax audit purposes.

         15.1.3 Audit of Company's Statements. The Company will engage and pay for an external accounting firm to audit its financial statements at least annually, which firm may, but need not be, the external accounting firm for one or both of the Members. Since it is anticipated that one Member, as chosen by the Board (the "Accounting Services Provider"), will provide accounting services to the Company, the Board is advised that, whenever practicable, it should appoint the primary external accounting firm which provides services to the Accounting Services Provider. The Member which is not the Accounting Services Provider shall have the right, during regular business hours and upon reasonable advance notice, to review the audited financial statements and the related work papers and findings of the external accounting firm supporting the financial statements or request another external accounting firm to perform such examination, the cost of which shall be borne by the party requesting the examination.

         15.1.4 Examination of Member Transactions. Each Member shall keep comprehensive books and records relating to (i) such Member's reimbursements under this Agreement and (ii) any compensation or reimbursements under any agreement with the Company, on a full accrual basis of accounting in accordance with generally accepted accounting principles for the three (3) most recent Fiscal Years. Either Member, upon reasonable advance notice to the other Member, may examine or engage an external accounting firm to examine the accuracy of revenues, billings and supporting documentation of the other Member for services or payments to or from the Company during the prior three (3) Fiscal Years, including under the Sponsored Research Agreement, the OXiGENE License Agreement and any other agreements involving the Company and the other Member. The Member requesting the review shall, for purposes of such review, utilize the other Member's regular outside certified public accounting firm. The cost of such examination shall be borne by the Member requesting the examination; however, in the event such examination reveals information that deviates by 5% or more from the information previously provided to the Member requesting the examination, the cost of the examination shall be borne by the other Member.

15.2 ACCOUNTING METHOD

         The books and records of the Company shall be kept in accordance with GAAP applied on a consistent basis from year to year.

15.3 FISCAL YEAR

         Unless otherwise determined by unanimous vote of the Board, the Company shall use the calendar year as its fiscal year for all financial reporting and tax purposes (the "Fiscal Year").

15.4 REPORTS; TAX RETURNS

         (a) Copies of all accounts, reports and other writings pertaining to the business of the Company furnished by a Member, the Company or the Company's accountants to any Member or regulatory agency shall contemporaneously be delivered to all Members.

         (b) Prior to March 15 of each year, the Board shall provide to the Members regular annual audited financial statements prepared by independent, nationally recognized certified public accountants as chosen under Section 15.l(c), which shall include a statement of profits and losses, changes in financial position and a balance sheet for the year then ended, as well as such other appropriate financial information reasonably requested by the Board or Members.

         (c) The Board shall cause to be prepared and filed, on the Company's behalf and at the Company's expense, all federal, state and other tax returns required to be filed, and shall submit the same to the Members for review and approval not less than thirty (30) days prior to the respective due dates for such returns (including any extensions thereof), but, with respect to the Company's United States federal income tax information return, in no event later than May 15 of each year. Apportionment data for state returns will be provided by June 1 of each year.

         (d) Within thirty (30) days of the end of each calendar month (or sooner if available) the Company shall provide unaudited financial statements prepared in accordance with GAAP to each Member .

         (e) Within thirty (30) days after the end of each calendar quarter, the Company shall provide unaudited quarterly financial statements showing the quarterly and annual financial results of the Company and comparing such financial results to the projections of income and expenses in the Approved Budget.

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

15.5 REQUIRED GOVERNMENTAL FILINGS

         The Board shall cause the Company to file, on or before the dates the same may be due, giving effect to extensions obtained, all reports, returns and applications that may be required by any governmental or quasi-governmental body having jurisdiction.

                                   ARTICLE 16

                               GENERAL PROVISIONS

16.1 NOTICES

         Any notice, request, instruction or other document to be given hereunder by a Member to another Member hereto shall be in writing, delivered in person, or mailed by certified or registered mail, return receipt requested, or transmitted by facsimile transmission with electronic confirmation of receipt to the addressee's address or facsimile number set forth below (or such other address or facsimile number as the party changing its address specifies in a notice to the other parties):

                  If to Techniclone:

                           Techniclone Corporation
                           14282 Franklin Ave.
                           Tustin, CA 92780
                           Phone: (714) 508-6000
                           Facsimile: (714) 838-9433

                  with a copy to:

                           Jeffers, Shaff & Falk, LLP
                           18881 Von Karman Ave., Suite 1400
                           Irvine, CA 92612
                           Attention:  Mark R. Ziebell
                           Phone: (949) 660-7700
                           Facsimile: (949) 660-7799

                  If to OXiGENE:

                           OXiGENE INC
                           One Copley Place, Suite 602
                           Boston, MA 02116
                           Phone: (617) 536-9500
                           Facsimile: (617) 536-4700
                  with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, NY 10038
                           Phone: (212)504-6000
                           Facsimile: (212)504-6666
                           Attention: Gerald Eppner

         Notices shall be deemed to have been given on the date of service, if served personally on the party to whom notice is to be given, or on the first day after transmission by facsimile transmission, if transmitted by facsimile as set forth above, or on the fifth day after mailing, if mailed as set forth above.

16.2 WAIVER

         No waiver of any breach of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

16.3 SEVERABILITY

         If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.4 WAIVER OF PARTITION

         No Member, either directly or indirectly, shall take any action to require partition of the Company or any of its assets or properties. Notwithstanding any provisions of applicable law to the contrary, each Member (and its successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Membership Interest, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement.

16.5 FURTHER ASSURANCES

         Each Member shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give further assurances as shall be necessary to perform its obligations hereunder and shall execute such estoppel and other documents as are reasonably requested by any other Member regarding the status of the Company.

16.6 GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other jurisdiction.

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

16.7 COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

16.8 LIMITATION ON RIGHTS OF OTHERS

         This Agreement is entered into between the Members for the exclusive benefit of the Company, its Members, and their successors and permitted assigns. This Agreement is not intended for the benefit of any creditor of the Company or any other Person. Except to the extent provided by applicable statute, and then only to that extent, no creditor or third party shall have any rights under this Agreement or under any other agreement between the Company and any Member with respect to any contribution to the Company or otherwise.

16.9 SUCCESSORS AND ASSIGNS

         This Agreement shall be binding on and inure to the benefit of the Members and their respective successors and permitted assigns.

16.10 ENTIRE AGREEMENT; AMENDMENT

         This Agreement constitutes the entire agreement between the Members with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Members (and their Affiliates) with respect to the subject matter hereof, including the Confidential Disclosure and Preliminary Invention Rights Agreement dated April 1, 2000 countersigned between OXiGENE and Techniclone regarding confidential information (which is superseded and replaced by Section 2.7). This Agreement may be amended only in writing signed by all the Members.

16.11 EXPENSES

         Except as otherwise provided herein or agreed to in writing by the Members or their Affiliates, each Member shall bear its own costs and expenses, including legal fees, associated with carrying on its business as a Member hereof.

16.12 CONSTRUCTION

         This Agreement has been submitted to the scrutiny of, and has been negotiated by, all Members hereto and their counsel, and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

16.13 DISCLAIMER OF AGENCY

         This Agreement does not create any entity or relationship beyond the scope set forth herein, and except as otherwise expressly provided herein, this Agreement shall not constitute any Member the legal representative or agent of the other, nor shall any Member or any Affiliate of a Member have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Member, its Affiliates, the Company or its Affiliates.

16.14 RIGHTS AND REMEDIES

         The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights, other than the right of partition, the Members may have by law, statute, ordinance or otherwise.

16.15 ATTORNEYS' FEES

         In the event of a dispute between the Manager and Members, or the Members arising out of this Agreement that is arbitrated or litigated, the nonprevailing party shall pay the reasonable costs and attorneys' fees of the prevailing party, including the reasonable costs and attorneys' fees incurred in the appeal of any final or interlocutory judgment.

         IN WITNESS WHEREOF, the Members hereto have executed this Limited Liability Company Agreement of ARCUS THERAPEUTICS LLC as of the day and year first above written.


OXiGENE INC.                                        TECHNICLONE CORPORATION



By:   /S/ BJORN NORDENVALL                          By:  /S/JOHN BONFIGLIO
      --------------------                               -----------------
      Bjorn Nordenvall                                   John Bonfiglio
      President and Chief Executive Officer              President


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